UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2016
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Suite 1700, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On December 22, 2016, the Company announced that Hal S. Jones, Senior Vice President ̶ Finance and Chief Financial Officer of Graham Holdings Company (the “Company”), will retire effective March 31, 2017 and Wallace R. Cooney, 53, the Company’s Vice President ̶ Finance and Chief Accounting Officer since 2008, will become Chief Financial Officer and will serve as the Company’s principal financial officer effective upon the retirement of Mr. Jones.
(c)    Mr. Cooney’s compensation as Chief Financial Officer has not yet been determined. There are no family relationships between Mr. Cooney and any director or executive officer of the Company and there is no arrangement or understanding between him and any other person pursuant to which he was selected as chief financial officer. In addition, there are no related party transactions involving Mr. Cooney that would require disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing these changes is furnished as Exhibit 99.1 to the Form 8-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit 99.1 Press Release Dated December 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)

Date: December 22, 2016	/s/ Nicole Maddrey
Nicole Maddrey Senior Vice President, Secretary and General Counsel